Exhibit 99.1

Investor Contacts	Media Contact
Olga Guyette, Sr. Director-Investor Relations & Treasury	Josh Gitelson, Director-Communications
(781) 356-9763	(781) 356-9776
olga.guyette@haemonetics.com	josh.gitelson@haemonetics.com

David Trenk, Manager-Investor Relations
(203) 733-4987
david.trenk@haemonetics.com

Haemonetics Reports First Quarter Fiscal 2024 Results; Updates Fiscal 2024 Guidance

Boston, MA, August 8, 2023 - Haemonetics Corporation (NYSE: HAE) reported financial results for its first quarter of fiscal 2024, which ended July 1, 2023:

		1st Quarter 2024
■	Revenue, increase	$311 million, 19%
■	Organic[1] revenue increase	21%
■	Earnings per diluted share	$0.80
■	Adjusted earnings per diluted share	$1.05
■	Cash flow from operating activities	$19 million
■	Free cash flow before restructuring & restructuring related costs	$12 million
	[1] Excludes the impact of currency fluctuation.

Chris Simon, Haemonetics’ CEO, stated: "Our first quarter results demonstrate our strength and momentum. We delivered market-leading performance across each of our businesses and advanced our innovation and commercial pipelines. As macroeconomic trends improve, and with the investments we are making in our portfolio and capabilities, we are well-positioned to achieve transformational growth by providing our best-in-class technologies to more customers worldwide."

GAAP RESULTS
First quarter fiscal 2024 revenue was $311.3 million, up 19.1% compared with the first quarter of fiscal 2023. Business unit revenue and growth rates compared with the prior year period were as follows:

($ millions)	1st Quarter 2024 Reported
Plasma	$138.6	35.4%
Blood Center	$67.3	2.5%
Hospital	$99.6	12.6%
Net business unit revenue	$305.5	19.1%
Service	$5.8	18.1%
Total net revenue	$311.3	19.1%

Gross margin was 53.7% in the first quarter of fiscal 2024 compared with 54.4% in the first quarter of fiscal 2023. The primary drivers of the decrease in the gross margin percentage were inventory reserves, investments in operations and increased depreciation expense, partially offset by geographic and product mix, volume and price. Operating expenses as a percentage of revenue were 36.5% in the first quarter of fiscal 2024 compared with 42.6% in the first quarter of fiscal 2023. The decrease in operating expenses as a percentage of revenue was primarily driven by operating leverage, partially offset by continuous growth investments and digital transformation costs. The Company had operating income of $53.7 million and a 17.2% operating margin in the first quarter of fiscal 2024, compared with operating income of $30.8 million and an operating margin of 11.8% in the first quarter of fiscal 2023. The income tax rates were 20% and 22% in the first quarters of fiscal 2024 and fiscal 2023, respectively. First quarter fiscal 2024 net income and earnings per diluted share were $41.0 million and $0.80, respectively, compared with $19.9 million and $0.38, respectively, in the first quarter of fiscal 2023.

ADJUSTED RESULTS

Organic revenue for the first quarter of fiscal 2024 was up 20.5% compared with the same period of fiscal 2023. Business unit organic revenue growth rates compared with the prior year period were as follows:

1st Quarter 2024 Organic
Plasma	35.5%
Blood Center	5.8%
Hospital	13.8%
Net business unit revenue	20.6%
Service	19.3%
Total net revenue	20.5%

First quarter fiscal 2024 adjusted gross margin was 54.2%, down 100 basis points compared with the prior year period. The primary drivers of the decrease in the gross margin percentage were inventory reserves, investments in operations and increased depreciation expense, partially offset by geographic and product mix, volume and price.

Adjusted operating expenses as a percentage of revenue were 31.7% in the first quarter of fiscal 2024, compared with 38.1% in the first quarter of fiscal 2023. The decrease in adjusted operating expenses as a percentage of revenue was primarily driven by operating leverage partially offset by continuous growth investments. Adjusted operating income for the first quarter of fiscal 2024 was $70.2 million, up $25.3 million or 56.5%, compared with the first quarter of fiscal 2023. Adjusted operating margin was 22.6%, up 540 basis points when compared with the same period of fiscal 2023. The adjusted income tax rates were 21% and 24% in the first quarters of fiscal 2024 and fiscal 2023, respectively.

First quarter fiscal 2024 adjusted net income was $53.7 million, up $23.5 million, or 77.9%, and adjusted earnings per diluted share was $1.05, up 81.0%, when compared with the same period of fiscal 2023.

AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND DIGITAL TRANSFORMATION COSTS

The Company recorded amortization of acquired intangible assets of $7.5 million in the first quarter of fiscal 2024 compared with $8.4 million in the first quarter of fiscal 2023. The Company also incurred $3.7 million of digital transformation costs related to the upgrade of our enterprise resource planning system in the first quarter of fiscal 2024.

BALANCE SHEET AND CASH FLOW

Cash on hand at July 1, 2023 was $285.7 million, an increase of $1.3 million since April 1, 2023.

Cash flow from operating activities was $19.1 million and free cash flow before restructuring and restructuring related costs was $12.1 million during the first quarter of fiscal 2024, compared with $42.0 million and $4.5 million, respectively, in the same period of fiscal 2023.

FISCAL 2024 GUIDANCE

The Company updated its previous fiscal 2024 GAAP total revenue and organic revenue growth guidance as follows:

Total Company	Previous Guidance	Current Guidance
Reported	4 - 7%	6 - 9%
Currency impact	(1)%	(1)%
Organic	5 - 8%	7 - 10%

Business unit organic revenue	Previous Guidance	Current Guidance
Plasma revenue	3 - 6%	8 - 11%
Blood Center revenue	(2) - 0%	(2 - 6)%
Hospital revenue	16 - 18%	16 - 18%

Additionally, the Company reaffirmed its adjusted operating margin guidance and updated its adjusted earnings per diluted share guidance and free cash flow before restructuring and restructuring related costs guidance as follows:

	Previous Guidance	Current Guidance
Adjusted operating margin	20 - 21%	20 - 21%
Adjusted earnings per diluted share	$3.45 - $3.75	$3.60 - $3.90
Free cash flow, before restructuring & restructuring related costs	$80M - $100M	$85M - $105M

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

The Company will host a conference call with investors and analysts to discuss first quarter fiscal 2024 results on Tuesday, August 8, 2023 at 8:00 a.m. ET. The call can be accessed via teleconference at https://register.vevent.com/register/BI161cbc44c95c40ac857474a72c5ba4c0. Once registration is completed, participants will receive a dial-in number along with a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start.

Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/y8b7kg5q

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products and plans or objectives related to the Operational Excellence Program; (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to the share repurchase program; (iii) the impact of inflationary pressures in our global manufacturing and supply chain; and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, availability and demand for the Company’s products; the Company’s ability to implement as planned and realize estimated cost savings from the Operational Excellence Program; inflationary pressures, rising interest rates and macroeconomic conditions; the Company’s ability to execute business continuity plans; risks arising from planned or completed acquisitions or divestitures by the Company, including any failure to realize the anticipated strategic benefits and opportunities of the transaction; the impact of share repurchases on the Company’s stock price and volatility as well as the effect of short-term price fluctuations on the share repurchase program’s effectiveness; technological advances in the medical field and standards for transfusion medicine and the Company’s ability to successfully offer products that incorporate such advances and standards; product quality; market acceptance; regulatory uncertainties, including in the receipt or timing of regulatory approvals; the effect of economic and political conditions; the impact of competitive products and pricing; blood product reimbursement policies and practices; and the effect of industry consolidation as seen in the plasma market. These and other factors are identified and described in more detail in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, organic revenue growth excludes the impact of currency fluctuation. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted provision for income taxes, adjusted net income and adjusted earnings per diluted share exclude restructuring costs, restructuring related costs, digital transformation costs, amortization of acquired intangible assets, asset impairments, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation ("MDR") and In Vitro Diagnostic Regulation ("IVDR"), integration and transaction costs, certain tax settlements and unusual or infrequent and material litigation-related charges. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. The adjustments to provision for income taxes are calculated based on the jurisdictions in which pre-tax adjustments occurred. Free cash flow before restructuring and restructuring related costs is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment and restructuring and restructuring related costs, net of tax. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.

A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com. The Company does not provide a quantitative reconciliation of its forward-looking organic revenue growth guidance by business unit to the comparable GAAP measure because forecasting the impact of foreign currency fluctuations by business unit is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. Additionally, the Company does not attempt to provide reconciliations of forward-looking adjusted operating margin guidance, adjusted earnings per diluted share guidance or free cash flow before restructuring and restructuring related costs guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs and impairment charges, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income
(Data in thousands, except per share data)

	Three Months Ended
	7/1/2023	7/2/2022	Inc/(Dec) %
	(unaudited)
Net revenues	$311,332	$261,458	19.1%
Cost of goods sold	144,067	119,195	20.9%
Gross profit	167,265	142,263	17.6%

Research and development	12,648	10,902	16.0%
Selling, general and administrative	93,485	92,227	1.4%
Amortization of acquired intangible assets	7,473	8,367	(10.7)%
Operating expenses	113,606	111,496	1.9%

Operating income	53,659	30,767	74.4%

Interest and other expense, net	(2,069)	(5,273)	(60.8)%

Income before taxes	51,590	25,494	102.4%

Provision for income taxes	10,548	5,617	87.8%

Net income	$41,042	$19,877	106.5%

Net income per common share assuming dilution	$0.80	$0.38	110.5%

Weighted average number of shares:
Basic	50,542	51,224
Diluted	51,340	51,683

Profit Margins:			Inc/(Dec) %
Gross profit	53.7%	54.4%	(0.7)%
Research and development	4.1%	4.2%	(0.1)%
Selling, general and administrative	30.0%	35.3%	(5.3)%
Operating income	17.2%	11.8%	5.4%
Income before taxes	16.6%	9.8%	6.8%
Net income	13.2%	7.6%	5.6%

Revenue Analysis by Business Unit
(Data in thousands)

	Three Months Ended
	7/1/2023	7/2/2022	Reported growth	Currency impact	Organic growth
Revenues by business unit	(unaudited)
Plasma(1)	$138,610	$102,381	35.4%	(0.1)%	35.5%

Whole Blood	20,040	19,595	2.3%	(1.6)%	3.9%
Apheresis	47,300	46,099	2.6%	(4.1)%	6.7%
Blood Center	67,340	65,694	2.5%	(3.3)%	5.8%

Hemostasis Management	37,820	33,497	12.9%	(1.6)%	14.5%
Vascular Closure	37,620	29,568	27.2%	—%	27.2%
Other(2)	24,168	25,429	(5.0)%	(2.0)%	(3.0)%
Hospital	99,608	88,494	12.6%	(1.2)%	13.8%

Net business unit revenues	305,558	256,569	19.1%	(1.5)%	20.6%
Service	5,774	4,889	18.1%	(1.2)%	19.3%
Total net revenues	$311,332	$261,458	19.1%	(1.4)%	20.5%
(1) Plasma had organic revenue growth of 37.2% in North America for the three months ended July 1, 2023 and 40.9% of organic revenue growth in North America disposables for the three months ended July 1, 2023.

(2) Other includes the Cell Salvage and Transfusion Management product lines within the Hospital business unit.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	7/1/2023	4/1/2023
	(unaudited)
Assets
Cash and cash equivalents	$285,719	$284,466
Accounts receivable, net	177,117	179,142
Inventories, net	289,207	259,379
Other current assets	49,564	46,735
Total current assets	801,607	769,722
Property, plant & equipment, net	304,467	310,885
Intangible assets, net	268,146	275,771
Goodwill	465,910	466,231
Other assets	122,128	112,216
Total assets	$1,962,258	$1,934,825

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$13,572	$11,784
Other current liabilities	223,367	240,032
Total current liabilities	236,939	251,816
Long-term debt	751,381	754,102
Other long-term liabilities	109,322	110,910
Stockholders' equity	864,616	817,997
Total liabilities & stockholders' equity	$1,962,258	$1,934,825

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Three Months Ended
	7/1/2023	7/2/2022
	(unaudited)
Cash Flows from Operating Activities:
Net income	$41,042	$19,877
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,032	22,447
Share-based compensation expense	6,989	5,299
Amortization of deferred financing costs	830	797
Benefit for losses on inventory	(1,785)	(2,075)
Change in other non-cash operating activities	682	1,192
Change in accounts receivable, net	1,010	10,358
Change in inventories, net	(29,396)	15,240
Change in other working capital	(23,318)	(31,142)
Net cash provided by operating activities	19,086	41,993
Cash Flows from Investing Activities:
Capital expenditures	(9,663)	(45,467)
Acquisition	—	(2,850)
Proceeds from sale of property, plant and equipment	402	498
Other investments	(6,000)	(10,395)
Net cash used in investing activities	(15,261)	(58,214)
Cash Flows from Financing Activities:
Repayments, net of borrowings	(1,750)	(4,375)
Contingent consideration payments	(849)	(21,593)
Proceeds from employee stock programs	3,498	2,586
Cash used to net share settle employee equity awards	(1,483)	—
Other	(14)	(13)
Net cash used in financing activities	(598)	(23,395)
Effect of exchange rates on cash and cash equivalents	(1,974)	(4,932)
Net Change in Cash and Cash Equivalents	1,253	(44,548)
Cash and Cash Equivalents at Beginning of the Period	284,466	259,496
Cash and Cash Equivalents at End of Period	$285,719	$214,948

Free Cash Flow Reconciliation:
Cash provided by operating activities	$19,086	$41,993
Capital expenditures, net of proceeds from sale of property, plant and equipment	(9,261)	(44,969)
Free cash flow after restructuring and restructuring related costs	9,825	(2,976)
Restructuring and restructuring related costs	2,845	9,389
Tax benefit on restructuring and restructuring related costs	(615)	(1,909)
Free cash flow before restructuring and restructuring related costs	$12,055	$4,504

Reconciliation of Adjusted Measures for First Quarter of FY24 and FY23
(Data in thousands, except per share data)

Three Months Ended July 1, 2023:	Gross profit	Operating expenses	Operating income	Provision for income taxes	Net income	Earnings per diluted share
Reported	$167,265	$113,606	$53,659	$10,548	$41,042	$0.80
Amortization of acquired intangible assets	—	(7,473)	7,473	1,828	5,645	0.10
Integration and transaction costs	—	(1,115)	1,115	268	847	0.02
Restructuring costs	206	217	(11)	(33)	22	—
Restructuring related costs	1,540	(664)	2,204	536	1,668	0.03
Digital transformation costs	—	(3,705)	3,705	869	2,836	0.06
Impairment of assets and PCS2 related charges	(236)	(95)	(141)	(34)	(107)	—
MDR and IVDR costs	—	(1,166)	1,166	256	910	0.02
Litigation-related charges	—	(1,058)	1,058	256	802	0.02
Adjusted	$168,775	$98,547	$70,228	$14,494	$53,665	$1.05
Adjusted, as a percentage of net revenues	54.2%	31.7%	22.6%		17.2%

Three Months Ended July 2, 2022:	Gross profit	Operating expenses	Operating income	Provision for income taxes	Net income	Earnings per diluted share
Reported	$142,263	$111,496	$30,767	$5,617	$19,877	$0.38
Amortization of acquired intangible assets	—	(8,367)	8,367	2,280	6,087	0.12
Integration and transaction costs	—	758	(758)	(234)	(524)	(0.01)
Restructuring costs	(206)	(162)	(44)	(12)	(32)	—
Restructuring related costs	2,683	(839)	3,522	941	2,581	0.04
Impairment of assets and PCS2 related charges	(409)	(59)	(350)	(95)	(255)	—
MDR and IVDR costs	48	(3,138)	3,186	817	2,369	0.05
Litigation-related charges	—	(196)	196	53	143	—
Discrete tax adjustments	—	—	—	86	(86)	—
Adjusted	$144,379	$99,493	$44,886	$9,453	$30,160	$0.58
Adjusted, as a percentage of net revenues	55.2%	38.1%	17.2%		11.5%